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                                                                    EXHIBIT 21.1

GSI LUMONICS INC.
Subsidiaries as of December 31, 2003


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DIRECT SUBSIDIARIES, 100% OWNED BY GSI LUMONICS INC.              LOCATION

GSI Lumonics Corporation                                           US
GSI Lumonics Limited                                               UK
Lumonics Systems (S) Pte. Ltd.                                     Singapore
GSI Lumonics GmbH                                                  Germany
GSI Lumonics Hungary Trade Company Limited by Shares               Hungary
Lumonics Barbados IBC                                              Barbados
124988 Ontario Inc.                                                Canada
GSI Lumonics Japan KK                                              Japan
WavePrecision Inc.                                                 Canada



INDIRECT SUBSIDIARIES, 100% OWNED BY GSI LUMONICS INC.

GSI Lumonics, SARL                                                 France
Lumonics Ltd.                                                      UK
Lumonics FSC Corporation                                           Barbados
Lumonics do Brazil Limitada                                        Brazil
GSI Lumonics Asia Pacific Ltd.                                     Hong Kong
General Scanning Limited                                           UK
GSI Lumonics Trust Inc.                                            US
GSLI Investments, Inc.                                             US
General Scanning Securities Corp.                                  US
General Scanning VI Export Corp. -FSC                              US
GSI Life Science Trust                                             US
GSI Lumonics Life Science Trust                                    US
Westwind Air Bearings Limited                                      UK
Westwind Air Bearings (Suzhou) Co., Ltd                            China
Westwind Air Bearings KK                                           Japan
Westwind Air Bearings, Inc.                                        US
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